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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed on or about September 18, 2003, of information from our reserve report with respect to the oil and gas reserves of Chesapeake Energy Corporation dated March 6, 2003, entitled "Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in Oklahoma and Texas as of December 31, 2002, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines." We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                           -----------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer

Dallas, Texas
September 18, 2003